Exhibit 99.1

Contact Information:

Suzanne DuLong, VP IR & Corporate Comm

T: 802-882-2100

Investor.Services@GMCR.com

FOR IMMEDIATE RELEASE

Green Mountain Coffee Roasters Announces Appointment of Stephen L. Gibbs

as Chief Accounting Officer

WATERBURY, Vt. (August 22, 2011) – Green Mountain Coffee Roasters, Inc. (GMCR) (NASDAQ:GMCR), a leader in specialty coffee and coffee makers, today announced the appointment of Stephen L. Gibbs as its Vice President and Chief Accounting Officer effective immediately. This newly created position has been established to strengthen GMCR’s accounting function and overall financial control environment. In his role at GMCR, Mr. Gibbs will provide strategic leadership for the accounting operations including financial reporting, accounting, tax, financial systems, policies and controls and will report to Chief Financial Officer and Treasurer, Frances G. Rathke.

Mr. Gibbs joins GMCR with more than 15 years of experience in increasingly responsible leadership accounting and finance positions at public companies. Most recently, Mr. Gibbs served as Vice President, Chief Accounting Officer and Corporate Controller of Scientific Games Corporation where he was responsible for all aspects of accounting and reporting for domestic and international operations. Prior to Scientific Games Corporation, Mr. Gibbs was Manager of Accounting Research at The Coca-Cola Company and was Controller at TRX, Inc. Mr. Gibbs, a Certified Public Accountant, began his career with Arthur Andersen LLP and Deloitte & Touche LLP after receiving his B.S. in Accounting from Florida A&M University.

About Green Mountain Coffee Roasters, Inc.

As a leader in specialty coffee and coffee makers, Green Mountain Coffee Roasters, Inc. (GMCR) (NASDAQ: GMCR), is recognized for its award-winning coffees, innovative Keurig Single-Cup brewing technology, and socially responsible business practices. GMCR supports local and global communities by offsetting 100% of its direct greenhouse gas emissions, investing in sustainably-grown coffee, and donating at least five percent of its pre-tax profits to social and environmental projects.

GMCR routinely posts information that may be of importance to investors in the Investor Relations section of its website, including news releases and its complete financial statements, as filed with the SEC. The Company encourages investors to consult this section of its website regularly for important information and news. Additionally, by subscribing to the Company’s automatic email news release delivery, individuals can receive news directly from GMCR as it is released.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact on sales and profitability of consumer sentiment in this difficult economic environment, the Company’s success in efficiently expanding operations and capacity to meet growth, the Company’s success in efficiently and effectively integrating the Company’s acquisitions, the Company’s success in introducing and producing new product offerings, the ability of lenders to honor their commitments under the Company’s credit facility, competition and other business conditions in the coffee industry and food industry in general, fluctuations in availability and cost of high-quality green coffee, any other increases in costs including fuel, the Company’s ability to continue to grow and build profits in the At Home and Away from Home businesses, the Company experiencing product liability, product recall and higher than anticipated rates of warranty expense or sales returns associated with a product quality or safety issue, the impact of the loss of major customers for the Company or reduction in the volume of purchases by major customers, delays in the timing of adding new locations with existing customers, the Company’s level of success in continuing to attract new customers, sales mix variances, weather and special or unusual events, the impact of the inquiry initiated by the SEC and any related litigation or additional governmental investigative or enforcement proceedings, as well as other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect management’s analysis as of the date of this release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

GMCR-C

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